Exhibit 99.1

NEWS RELEASE FOR INFORMATION CONTACT: Glimcher Realty Trust 150 East Gay Street Columbus, Ohio 43215 www.glimcher.com

Mark E. Yale Exec. V.P.,CFO (614) 887-5610 myale@glimcher.com	Carolee J. Oertel Mgr., Investor Relations (614) 887-5613 coertel@glimcher.com

FOR IMMEDIATE RELEASE
Wednesday, October 25, 2006

GLIMCHER REPORTS THIRD QUARTER 2006 RESULTS

•	Average mall store sales increased to $346 per square foot

•	Same mall store occupancy increased 150 basis points over September 30, 2005

•	Percentage of debt with fixed rates increased to approximately 89%

COLUMBUS, OH - October 25, 2006 - Glimcher Realty Trust, (NYSE: GRT), today announced financial results for the third quarter ended September 30, 2006. A description and reconciliation of non-GAAP financial measures to GAAP financial measures is contained in a later section of this press release and references to per share amounts are based on diluted common shares.

Net income available to common shareholders in the third quarter of 2006 was $1.7 million, or $0.05 per share, as compared to net loss of $(6.7) million, or $(0.18) per share, in the third quarter of 2005. Funds From Operations (“FFO”) in the third quarter of 2006 was $20.7 million, compared to $9.1 million in the third quarter of 2005. On a per share basis, FFO for the third quarter of 2006 was $0.52 per share compared to $0.23 per share for the third quarter of 2005. Included in the results for the third quarter ended September 30, 2005 was a $15 million non-cash impairment charge recognized on certain community centers classified as held-for-sale during the quarter.

For the first nine months of 2006, net loss available to common shareholders was $(37.4) million, or $(1.01) per share, compared to net loss of $(6.3) million, or $(0.17) per share, in the first nine months of 2005. FFO was $16.9 million, or $0.42 per share, in the first nine months of 2006 compared to $48.3 million, or $1.21 per share, in the first nine months of 2005.

“From a mall leasing perspective, we made solid progress during the quarter,” stated Michael P. Glimcher, President and CEO. “This should position us well as we head into fiscal year 2007.”

Summary of Financial Results
(unaudited, dollars in thousands except per share amounts)

	For Three Months Ended September 30,		For Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues	$74,530	$76,124	$223,189	$219,778
Net (loss) income available to common shareholders	$1,710	$(6,702)	$(37,351)	$(6,345)
Earnings per diluted common share	$0.05	$(0.18)	$(1.01)	$(0.17)
FFO	$20,689	$9,066	$16,851	$48,297
FFO per diluted common share	$0.52	$0.23	$0.42	$1.21

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Highlights

•
Total revenues of $74.5 million in the third quarter of 2006 compared to revenues of $76.1 million for the third quarter of 2005. During the third quarter of 2006, the Company recognized $1.0 million of lease termination income compared to $3.6 million recognized during the third quarter of 2005. Partially offsetting this decrease was positive revenue growth during the quarter from the Company’s same mall portfolio.

•
Net income available to common shareholders for the third quarter of 2006 was $1.7 million compared to a net loss of $(6.7) million for the third quarter of 2005. The benefit from the decrease in non-cash impairment charges of $15.0 million recognized during the third quarter of 2005 was partially offset by lower lease termination income during the third quarter of 2006, increases in interest expense due to higher short-term borrowing rates during the current quarter and dilution from the sale of Southside Mall and twelve community centers since the beginning of the third quarter of 2005.

•
Same mall net operating income increased in the third quarter of 2006 by 1.2% over same mall net operating income for the third quarter of 2005. When excluding mall properties classified as held-for-sale, net operating income increased 2.2%.

•
Same mall store average rents were $25.42 per square foot at September 30, 2006, an increase of 1.5% from the $25.05 per square foot at September 30, 2005. Occupancy for the same mall stores at September 30, 2006 was 89.0% compared to 87.5% at September 30, 2005.

•
Average retail sales for mall stores increased 3.9% to $346 per square foot for the twelve months ending September 30, 2006 compared to $333 per square foot at September 30, 2005. Comparable mall store sales increased 1.3% for the twelve months ending September 30, 2006 compared to the same period in 2005. When excluding the mall properties classified as held-for-sale, average retail sales for mall stores were $358 per square foot for the twelve months ending September 30, 2006.

•
Debt-to-total-market capitalization at September 30, 2006 (including the Company’s pro-rata share of joint venture debt) was 57.2% based on the common share closing price of $24.78, compared to 57.0% at June 30, 2006 based on the common share closing price of $24.81. Debt with fixed rates represented approximately 89% of the Company’s total outstanding borrowings at September 30, 2006 as compared to 86% as of June 30, 2006.

•
The Company sold two community center properties during the third quarter of 2006 (Vincennes in Vincennes, IN and Newberry Square Shopping Center in Newberry, SC) generating total proceeds of approximately $2.4 million. The Company has no community centers currently classified as held-for-sale.

2006 Outlook

Based upon third quarter results and anticipated performance for the remainder of the year, the Company now estimates 2006 earnings per share to be in the range of $(0.30) to $(0.25) and FFO per share to be in the range of $1.15 to $1.20.

A reconciliation of the range of estimated FFO per share to estimated earnings per share for 2006 follows:

	Low End	High End
Estimated earnings per share	$(0.30)	$(0.25)
Add: Real estate depreciation and amortization*	1.94	1.94
Less: Gain on sales of properties	(0.49)	(0.49)
Estimated FFO per share	$1.15	$1.20

Excluding the $49 million of impairment charges recognized for the nine months ended September 30, 2006, the range of estimated FFO per share for the full year 2006 would be $2.37 to $2.42.

For the fourth quarter of 2006, the Company estimates earnings per share to be in the range of $0.71 to $0.76 and FFO per share to be in the range of $0.73 to $0.78. A reconciliation of the range of estimated FFO per share to estimated earnings per share for the fourth quarter of 2006 follows:

	Low End	High End
Estimated earnings per share	$0.71	$0.76
Add: Real estate depreciation and amortization*	0.47	0.47
Less: Gain on sales of properties	(0.45)	(0.45)
Estimated FFO per share	$0.73	$0.78

* wholly owned properties and pro rata share of joint ventures

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Key assumptions supporting the Company’s full year and fourth quarter 2006 guidance include:

•	Same-mall net operating income growth estimated at 1% to 2% for the full year
•	Lease termination and out-parcel sales income estimated at $1.5 to $2.5 million for the fourth quarter
•	Sale of two malls (Almeda and Northwest) anticipated to occur in December of 2006 (assumes the remaining three mall properties held-for-sale are not sold until 2007)
•	No acquisitions are made during the fourth of 2006
•	An average LIBOR rate of 5.5% for the fourth quarter of 2006
•	General and Administrative expenses estimated at $3.7 to $4.2 million for the fourth quarter

2007 Outlook

Due to the prospective impact from the anticipated sales of the five malls held-for-sale, the Company elected to provide initial guidance for 2007 in May of this year. Management will be reviewing these ranges in connection with the annual budgeting process that will be finalized late in the fourth quarter of 2006. Primarily based on reduced acquisition volume assumptions and the timing of gain recognition on mall sales, the Company estimates 2007 earnings per share to be in the range of $1.40 to $1.50 and FFO per share to be in the range of $2.40 to $2.50. All other significant assumptions from the previous guidance remain the same.

A reconciliation of the range of estimated FFO per share to estimated earnings per share for 2007 follows:
	Low End	High End
Estimated earnings per share	$1.40	$1.50
Add: Real estate depreciation and amortization*	2.00	2.00
Less: Gain on sales of properties	(1.00)	(1.00)
Estimated FFO per share	$2.40	$2.50

* wholly owned properties and pro rata share of joint ventures

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms. The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to above should not be considered as alternatives to net income or other GAAP measures as indicators of our performance.

Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”). The Company uses FFO in addition to net income to report operating results. FFO is an industry standard for evaluating operating performance defined as net income (computed in accordance with GAAP) excluding gains or losses from sales of depreciable property, plus real estate depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures. FFO does include impairment losses for properties held for use and held for sale. Reconciliations of non-GAAP financial measures to earnings used in this press release are included in the above Outlook sections of the press release.

Net Operating Income (NOI) is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties. NOI represents total property revenues less property operating and maintenance expenses. Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense. These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition the Company’s computation of same mall NOI excludes property bad debt expense, straight-line adjustments of minimum rents, termination income, and income from outparcel sales. We also adjust for other miscellaneous items in order to enhance the comparability of results from one period to another. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance. Real estate asset related depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to the National Association of Real Estate Investment Trust’s definition.

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Third Quarter Conference Call

Glimcher’s third quarter investor conference call is scheduled for 11 a.m. ET on Thursday, October 26, 2006. Those wishing to join this call may do so by calling (888) 879-9207. This call also will be simulcast and available over the Internet via the web site www.glimcher.com on October 26, 2006 and continue through November 9, 2006. Supplemental information about the third quarter operating results is available on the Company’s web site or at www.sec.gov or by calling (614) 887-5613.

About the Company

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of regional and super-regional malls. At September 30, 2006, the Company’s mall portfolio, including assets held through one of our strategic joint ventures, consisted of 26 properties located in 16 states with gross leasable area totaling approximately 23.7 million square feet. The community center portfolio is comprised of four properties representing approximately 1.0 million square feet. Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.” Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRT.F” and “GRT.G,” respectively. Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, competition, tenant bankruptcies, bankruptcies of Joint Venture (JV) partners, failure to increase mall store occupancy and same-mall operating income, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for common area maintenance, taxes and other property expenses, the failure to achieve FFO and/or earnings per share for 2006 and 2007 set forth in this press release, failure of the Company to qualify as a real estate investment trust, termination of existing JV arrangements, conflicts of interest with our existing JV partners, the failure to sell malls and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls and community centers, the failure to upgrade tenant mix, restrictions in current financing arrangements, the failure to refinance debt at favorable terms and conditions, loss of key personnel, increases in impairment charges, as well as other risks listed from time to time in the Company’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.

Visit Glimcher at: www.glimcher.com

Financial Tables to follow…

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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months ended September 30,
Statement of Operations	2006		2005

Total revenues	$74,530		$76,124
Total expenses	49,167		47,815
Operating income	25,363		28,309
Interest expense, net	21,415		18,562
Equity in income of unconsolidated entities, net	247		-
Income before minority interest in operating partnership
and discontinued operations	4,195		9,747

Minority interest in operating partnership	311		(618)
Income from continuing operations	3,884		10,365
Discontinued operations:
Gain on sale of properties	-		1,737
Impairment loss	-		(15,018)
Income from operations	2,186		574
Net income (loss)	6,070		(2,342)
Less: Preferred stock dividends	4,360		4,360
Net income (loss) available to common shareholders	$1,710		$(6,702)

Reconciliation of Net Income (Loss) Available to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share		Common Share

Net income (loss) available to common shareholders	$1,710		$(6,702)
Minority interest in operating partnership	311		(618)
	2,021	$0.05	(7,320)	$(0.18)
Real estate depreciation and amortization	17,671	0.44	18,123	0.45
Equity in income of unconsolidated entities	(247)	0.00	-	-
Pro-rata share of joint venture funds from operations	1,244	0.03	-	-
Gain on sale of properties	-	-	(1,737)	(0.04)
Funds From Operations	$20,689	$0.52	$9,066	$0.23

Weighted average common shares outstanding - basic	36,663		36,146
Weighted average common shares outstanding - diluted	40,075		39,956

Earnings per Share

Net (loss) income available to common shareholders before
discontinued operations per common share	$(0.01)		$0.14
Discontinued operations per common share	$0.06		$(0.32)
Earnings per common share	$0.05		$(0.19)

Net income available to common shareholders before
discontinued operations per diluted common share	$0.00		$0.13
Discontinued operations per diluted common share	$0.05		$(0.32)
Earnings per diluted common share	$0.05		$(0.18)
Funds from operations per diluted common share	$0.52		$0.23

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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Nine Months ended September 30,
Statement of Operations	2006		2005

Total revenues	$223,189		$219,778
Total expenses	147,403		145,722
Operating income	75,786		74,056
Interest expense, net	62,739		54,871
Equity in income of unconsolidated entities, net	1,099		-
Income before minority interest in operating partnership
and discontinued operations	14,146		19,185

Minority interest in operating partnership	(3,085)		(577)
Income from continuing operations	17,231		19,762
Discontinued operations:
Gain on sale of properties	1,717		1,737
Impairment loss	(48,801)		(16,393)
Income from operations	5,580		1,627
Net (loss) income	(24,273)		6,733
Less: Preferred stock dividends	13,078		13,078
Net loss available to common shareholders	$(37,351)		$(6,345)

Reconciliation of Net Loss Available to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share		Common Share

Net loss available to common shareholders	$(37,351)		$(6,345)
Minority interest in operating partnership	(3,085)		(577)
	(40,436)	$(1.01)	(6,922)	$(0.17)
Real estate depreciation and amortization	55,608	1.39	56,956	1.42
Equity in income of unconsolidated entities	(1,099)	(0.03)	-	-
Pro-rata share of joint venture funds from operations	4,495	0.11	-	-
Gain on sale of properties	(1,717)	(0.04)	(1,737)	(0.04)
Funds From Operations	$16,851	$0.42	$48,297	$1.21

Weighted average common shares outstanding - basic	36,586		35,900
Weighted average common shares outstanding - diluted	40,071		39,831

Earnings per Share

Net income available to common shareholders before
discontinued operations per common share	$0.03		$0.15
Discontinued operations per common share	$(1.05)		$(0.33)
Earnings per common share	$(1.02)		$(0.18)

Net income available to common shareholders before
discontinued operations per diluted common share	$0.03		$0.15
Discontinued operations per diluted common share	$(1.04)		$(0.33)
Earnings per diluted common share	$(1.01)		$(0.17)
Funds from operations per diluted common share	$0.42		$1.21

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GLIMCHER REALTY TRUST
Selected Balance Sheet Information
(in thousands, except percentages and base rents)

	September 30,	December 31,
	2006	2005

Investment in real estate, net	$1,821,841	$1,877,059
Total assets	$1,929,593	$1,995,312
Mortgage notes and other notes payable	$1,534,223	$1,501,481
Debt / Market capitalization	56.2%	56.1%
Debt / Market capitalization including pro-rata share of joint ventures	57.2%	56.9%

	September 30,	September 30,
	2006	2005
Occupancy:
Wholly-owned Malls:
Mall Anchors	94.2%	92.6%
Mall Stores	89.0%	87.5%
Total Consolidated Mall Portfolio	92.3%	90.8%

Mall Portfolio including Joint Ventures (2):
Mall Anchors	94.6%	92.6%
Mall Stores	88.6%	87.5%
Total Mall Portfolio	92.4%	90.8%

Comparable Occupancy: (1)
Comparable Mall Stores	89.0%	87.5%
Comparable Mall Portfolio	92.3%	90.8%

Average Base Rents:
Wholly-owned Malls:
Mall Anchors	$6.23	$6.13
Mall Stores	$25.42	$25.05

Mall Portfolio including Joint Ventures (2):
Mall Anchors	$6.63	$6.13
Mall Stores	$25.29	$25.05

Comparable Average Base Rents (1):
Comparable Mall Anchors	$6.23	$6.13
Comparable Mall Stores	$25.42	$25.05

(1) Comparable occupancy rates and base rent (total portfolio including joint venture properties) exclude the properties sold after
9/30/2005 from the 9/30/2005 occupancy calculation and those acquired after 9/30/2005 from the 9/30/2006 calculation.

(2) The Company did not own any properties through joint venture arrangements as of September 30, 2005 and therefore the occupancy and average base rent for wholly-owned properties and the total portfolio are the same for that period.

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